Exhibit 99.1

PRESS RELEASE

Release Date: January 25, 2005

United America Indemnity Completes Business Combination with Penn-America Group, Inc. and Penn Independent Corporation

United America Indemnity Announces Fourth Quarter and Year End 2004 Earnings Release Conference Call

George Town, Cayman Islands, January 25, 2005 – United America Indemnity, Ltd. (Nasdaq: UNGL) today announced that it has completed its previously announced merger with Penn-America Group, Inc. (NYSE: PNG) having satisfied all closing conditions. United America Indemnity also completed its previously announced acquisition of Penn Independent Corporation for approximately $97 million in cash. In connection with the transactions, United National Group, Ltd. was renamed United America Indemnity, Ltd.

As a result of the transactions, United America Indemnity will be one of the leading specialty property and casualty insurers in the industry as well as a significant originator of and placement agent for specialty property and casualty insurance coverage. Under United America Indemnity’s ownership, each company will retain its existing corporate identity and the businesses of United America Indemnity, Penn-America and Penn Independent will continue to be operated by the existing management teams. United America Indemnity boasts more than $690 million in direct written premiums and net commission revenues, more than $1.2 billion in cash and invested assets and $559 million of shareholders’ equity as of September 30, 2004 on a pro forma basis. The pro forma book value of $15.51 per share represents accretion of 5.3% per share compared to reported book value of $14.73 per share.

United America Indemnity had pro forma earnings (net income before extraordinary gains — diluted) of $0.93 per share for the nine months ended September 30, 2004 compared to reported earnings for that same nine month period of $0.77 per share, representing accretion of 20.8%.

Under the terms of the merger agreement, Penn-America shareholders will receive $15.375 of value for each share of Penn-America common stock as follows: (1) 0.7756 of a Class A common share of United America Indemnity, based on $13.875 divided by the volume weighted average sales price of United America Indemnity’s Class A common shares for the 20 consecutive trading days ending January 21, 2005, which was $17.89, and (2) $1.50 in cash.

David Bradley, Chief Executive Officer of United America Indemnity said, “We are excited to be joining forces with Penn-America, a surplus lines company with a track record of success at growing book value during its years as a public company, and Penn Independent, a group of excellent surplus lines agencies. Bob Lear has a track record of growth and solid margins in the competitive agency business. In addition, Jon Saltzman will bring great value as he leads both of the domestic insurance companies. We are confident this is a great transaction for shareholders.”

At the Penn-America special meeting held on January 24, 2005, Penn-America shareholders of record as of December 15, 2004 voted to approve, among other things, the merger transaction, and at the United America Indemnity extraordinary general meeting held on January 24, 2005, United America Indemnity shareholders of record as of December 15, 2004 voted to approve, among other things, the issuance of United America Indemnity Class A common shares to Penn-America shareholders in the merger and to change the name of United National Group, Ltd. to United America Indemnity, Ltd.

Trading of United America Indemnity Class A common shares will continue on the Nasdaq Stock Market under the trading symbol “UNGL”. Shares of Penn-America common stock will be de-listed from trading on the New York Stock Exchange effective immediately following the close on January 24, 2005.

Interested investors can obtain additional information regarding United America Indemnity by reviewing the joint proxy statement/prospectus, dated December 16, 2004, filed with the Securities and Exchange Commission and by accessing additional information concerning the business combination which will be made available on its website (www.ungl.ky).

Earnings Release Conference Call

United America Indemnity is pleased to announce that it will hold a teleconference on February 17, 2005 at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year December 31, 2004 results.

United America Indemnity will release its earnings after the close of business on February 16, 2005 and prior to the teleconference.

To participate in the teleconference, please telephone 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter 24274044 when prompted for a password. The teleconference will be available for replay until February 28, 2005. To listen to the replay, please telephone 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter 60777364 when prompted for a password.

This teleconference is also being webcast by CCBN and can be accessed at the company’s website at www.ungl.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the teleconference through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the teleconference via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About United America Indemnity, Ltd.:

United America Indemnity is a holding company formed under the laws of the Cayman Islands that, through its wholly-owned operating subsidiaries, is a specialty property and casualty insurer with a 45-year operating history in the specialty insurance markets. Its U.S. insurance subsidiaries are either licensed or authorized to write surplus lines or specialty admitted business in all states. United America Indemnity’s underwriting network includes 85 professional general agents and its focus centers on self-generated proprietary products, niche programs and brokered lines. Its non-U.S. operations consist of recently formed Barbados-based and Bermuda-based insurance companies.

About Penn-America Group, Inc.:

Penn-America, located in Hatboro, Pennsylvania, is a specialty property and casualty insurance holding company that markets and underwrites general liability, commercial property and multi-peril insurance for small businesses that are located in small towns and suburban and rural areas nationwide. Penn-America distributes its products through a network of about 65 wholesale general agents who serve the needs of more than 30,000 retail insurance brokers – some 70% of the 42,000 in the United States.

About Penn Independent Corporation:

Penn Independent Corporation, founded in 1947 and located in Hatboro, Pennsylvania, is a leading U.S. wholesale broker of commercial insurance for small and middle market businesses, public entities and associations. Penn

Independent Corporation is comprised of five major businesses, including: Delaware Valley Underwriting Agency, Inc., a wholesale agency primarily providing insurance polices on an excess and surplus lines basis; Apex Insurance Agency, Inc., a specialty and reinsurance broker for municipalities and government agencies; Stratus Insurance Services, Inc., a niche association-based broker; Summit Risk Services, Inc., a third party claims administrator; and Penn Independent Financial Services, Inc., a premium finance company.

Safe Harbor Statement:

This release contains forward-looking information about United America Indemnity and the operations of United America Indemnity that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity’s business; (8) changes in United America Indemnity’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity’s reinsurers may not be able to fulfill obligations; and (10) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity’s Annual Report on Form 10-K for the fiscal year ended December 31,

2003, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contact:

Richard S. March
General Counsel
United America Indemnity, Ltd.
Phone: 610-660-6816